UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2021

AEROCENTURY CORP.
_____________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACY	NYSE American Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 28, 2021, after a recent review of the financial statements of AeroCentury Corp. (the “Company”), NYSE American LLC (the “NYSE American”) sent written notice to the Company of the Company’s non-compliance with NYSE American’s stockholders’ equity continued listing standards as set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) since the Company had reported a stockholders’ deficit of ($23) million as of March 31, 2021 and losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2020. As previously reported, the Company is also not in compliance with Section 1003(a)(i) of the Company Guide.  As also previously reported, the Company has been subject to the procedures and requirements of Section 1009 of the Company Guide, which had required the Company to submit to NYSE Regulation, Inc. (“NYSE Regulation”)  a plan to regain compliance (the “Plan”), and in November 2020, NYSE Regulation notified the Company of its acceptance of the Plan.  The Plan remains in effect and which has a plan period that extends through March 11, 2022.

As required by Sections 402(g) and 1009(j) of the Company Guide, on June 2, 2021 the Company issued a press release announcing receipt of the written notice, a copy of which press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AEROCENTURY CORP.

By: /s/ Harold M. Lyons
Title: Sr. Vice - President, Finance
Date: June 2, 2021